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                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK

                                       OF

                                 ACORDIA, INC.
                                       AT

                              $40.00 NET PER SHARE

                                       BY

                             AICI ACQUISITION CORP.
                          A WHOLLY OWNED SUBSIDIARY OF

                        ANTHEM INSURANCE COMPANIES, INC.

    THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK
      CITY TIME, ON THURSDAY, JULY 3, 1997, UNLESS THE OFFER IS EXTENDED.

                                                                    June 6, 1997

To Our Clients:

     Enclosed for your consideration is an Offer to Purchase, dated June 6, 1997 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") relating to the offer by AICI Acquisition Corp., a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of Anthem Insurance Companies, Inc. ("Parent"), to purchase all outstanding shares of common stock, par value $1.00 per share (the "Common Stock"), of Acordia, Inc., a Delaware corporation (the "Company"), at a price of $40.00 per share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal.

     Stockholders who desire to tender Common Stock pursuant to the Offer and whose certificates for such Common Stock (the "Certificates") are not immediately available or the procedures for book-entry transfer set forth in the Offer to Purchase cannot be completed on a timely basis or time will not permit all required documents to reach First Chicago Trust Company of New York, (the "Depositary") prior to the Expiration Date (as defined in the Offer to Purchase) may nevertheless tender their Common Stock according to the guaranteed delivery procedures set forth under "THE TENDER OFFER -- Procedures for Tendering Common Stock -- Guaranteed Delivery."

     We are (or our nominee is) the holder of record of the Common Stock held by us for your account. A TENDER OF SUCH COMMON STOCK CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER COMMON STOCK HELD BY US FOR YOUR ACCOUNT.

     Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all of the Common Stock held by us for your account, pursuant to the terms and conditions set forth in the Offer to Purchase.

     Please note the following:

          1. The offer price is $40.00 per share, net to the seller in cash.

          2. The Offer is conditioned upon, among other things, there being validly tendered, and not withdrawn prior to the expiration of the Offer, at least a majority of the outstanding shares of Common Stock other than shares owned by the Purchaser, Parent, Parent's other subsidiaries and Parent's
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     executive officers and directors. See "INTRODUCTION," "THE TENDER
     OFFER -- Certain Conditions of the Offer" and "-- Terms of the Offer" in the Offer to Purchase.

          3. The Offer is being made for all outstanding Common Stock.

          4. Tendering stockholders will not be obligated to pay brokerage fees or commissions to the Dealer Manager (as defined in the Offer to Purchase), the Depositary or the Information Agent (as defined in the Offer to Purchase) or, except as set forth in Instruction 6 to the Letter of Transmittal, transfer taxes on the sale of Common Stock pursuant to the Offer. However, federal income tax backup withholding at a rate of 31% may be required unless an exemption is provided or unless the required taxpayer identification information is provided. See Instruction 10 of, and "IMPORTANT TAX INFORMATION" in, the Letter of Transmittal.

          5. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Thursday, July 3, 1997, unless extended. See "THE TENDER OFFER -- Terms of the Offer" in the Offer to Purchase.

          6. Following the unanimous approval by the Special Committee of the Company's Board of Directors and its recommendation to the Board of Directors, the Board of Directors of the Company (excluding certain interested directors who abstained) has approved the Offer, the Merger Agreement (as defined in the Offer to Purchase) and the transactions contemplated by the Merger Agreement, determined that each of the Offer, the Merger Agreement and the Merger (as defined in the Offer to Purchase) is fair to and in the best interests of the holders of Common Stock and recommended that such stockholders accept the Offer and tender their Common Stock pursuant to the Offer.

          7. In all cases, payment for Common Stock purchased pursuant to the Offer will be made only after timely receipt by the Depositary of certificates for, or a Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to, such shares of Common Stock and a Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed, with all required signature guarantees and all other documents required by the Letter of Transmittal. See "THE TENDER OFFER
     -- Procedures for Tendering Common Stock" in the Offer to Purchase.

     If you wish to have us tender any or all of your Common Stock held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth herein. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Common Stock, all such Common Stock will be tendered unless otherwise specified in the instruction form. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer.

     THE OFFER IS MADE SOLELY BY THE OFFER TO PURCHASE AND THE RELATED LETTER OF TRANSMITTAL AND IS BEING MADE TO ALL HOLDERS OF COMMON STOCK.

     The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Common Stock residing in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

     In those jurisdictions where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed made on behalf of the Purchaser by Credit Suisse First Boston Corporation or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

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                        INSTRUCTIONS WITH RESPECT TO THE
                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK

                                       OF

                                 ACORDIA, INC.

     The undersigned acknowledge(s) receipt of your letter, the enclosed Offer to Purchase dated June 6, 1997 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by AICI Acquisition Corp., a Delaware corporation ("Purchaser") and wholly owned subsidiary of Anthem Insurance Companies, Inc., an Indiana mutual insurance company, to purchase all outstanding shares of common stock, $1.00 par value per share (the "Common Stock"), of Acordia, Inc., a Delaware corporation, at a purchase price of $40.00 per share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase.

     This will instruct you to tender to Purchaser the number of shares of Common Stock indicated below (or if no number is indicated below, all Common Stock) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase.

Number of shares of Common Stock to be tendered:
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Date:
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1997
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                                   SIGN HERE
Signature(s):
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Print or Type Name(s):
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Print or Type Address:
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Area Code and Telephone Number(s):
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Taxpayer Identification or Social Security Number(s):
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